(21)  List of Subsidiaries


                                        1.  BIOQUAL, Inc.
                                            9600 Medical Center Dr.
                                            Rockville, Maryland  20850-3336
                                            Incorporated in Delaware

                                        2.  Enhanced Therapeutics, Inc.
                                            9600 Medical Center Dr.
                                            Rockville, Maryland  20850-3336
                                            Incorporated in Delaware